Exhibit 4.4

GENESIS ENERGY, L.P.,
GENESIS ENERGY FINANCE CORPORATION
and
the Guarantors named herein

6.000% SENIOR NOTES DUE 2023
SECOND SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEE
DATED AS OF JUNE 26, 2015
U.S. BANK NATIONAL ASSOCIATION,
Trustee

Exhibit 4.4

This SECOND SUPPLEMENTAL INDENTURE, dated as of June 26, 2015 (this “Second Supplemental Indenture”), is among Genesis Energy, L.P., a Delaware limited partnership (the “Company”), Genesis Energy Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors, the parties identified under the caption “New Guarantors” on the signature pages hereto (the “New Guarantors”) and U.S. Bank National Association, a national banking association, as Trustee.
RECITALS
WHEREAS, the Issuers, the Initial Guarantors and the Trustee entered into an indenture, dated May 21, 2015 (the “Base Indenture”), as amended, supplemented and modified by the Supplemental Indenture dated May 21, 2015 (the “First Supplemental Indenture”; and the Base Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”), pursuant to which the Issuers have issued $400,000,000 in the aggregate principal amount of 6.000% Senior Notes due 2023 (the “Notes”);
WHEREAS, each of Thunder Basin Holdings, LLC, a Delaware limited liability company (“TBH LLC”), Thunder Basin Pipeline, LLC, a Delaware limited liability company (“TBP LLC”), and Antelope Refining, LLC, a Delaware limited liability company (together with TBH LLC and TBP LLC, the “Specified New Guarantors”), were designated as Unrestricted Subsidiaries on January 31, 2012;
WHEREAS, the Board of Directors of the Company has redesignated each of the Specified New Guarantors as a Restricted Subsidiary by resolution dated June 25, 2015 in accordance with Section 4.20 of the First Supplemental Indenture;
WHEREAS, Section 8.01 of the First Supplemental Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the First Supplemental Indenture and the Base Indenture (as it relates to the Notes) in order to comply with Section 4.13 or 9.03 of the First Supplemental Indenture, without the consent of the Holders of the Notes; and
WHEREAS, all acts and things necessary to make this Second Supplemental Indenture a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of and supplement to, the Indenture, have been duly done and performed;
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors, the New Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE 1
Section 1.01. This Second Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 1.02. This Second Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors, the New Guarantors and the Trustee.
ARTICLE 2
From this date, in accordance with Section 4.13 or 9.03 of the First Supplemental Indenture and by executing this Second Supplemental Indenture, the New Guarantors shall be subject to the provisions of the First Supplemental Indenture and the Base Indenture (as it relates to the Notes) to the extent provided for in Article Nine of the First Supplemental Indenture. Each New Guarantor hereby becomes a party to the Indenture as a Guarantor with respect to the Notes and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture with respect to the Notes. Each New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor with respect to the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture with respect to the Notes.

Exhibit 4.4

ARTICLE 3
Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the First Supplemental Indenture.
Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
Section 3.03. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.04. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

Exhibit 4.4

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.
ISSUERS
GENESIS ENERGY, L.P.
By:    Genesis Energy, LLC,
its general partner

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer

GENESIS ENERGY FINANCE CORPORATION

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer
GUARANTORS
GENESIS CRUDE OIL, L.P.
GENESIS PIPELINE TEXAS, L.P.
GENESIS PIPELINE USA, L.P.
GENESIS CO2 PIPELINE, L.P.
GENESIS NATURAL GAS PIPELINE, L.P.
GENESIS SYNGAS INVESTMENTS, L.P.

By:    GENESIS ENERGY, LLC,
its general partner

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

Exhibit 4.4

GENESIS PIPELINE ALABAMA, LLC
GENESIS DAVISON, LLC
DAVISON PETROLEUM SUPPLY, LLC
DAVISON TRANSPORTATION SERVICES, LLC
RED RIVER TERMINALS, L.L.C. [LA]
TEXAS CITY CRUDE OIL TERMINAL, LLC
TDC, L.L.C.
GENESIS NEJD HOLDINGS, LLC
GENESIS FREE STATE HOLDINGS, LLC
DAVISON TRANSPORTATION SERVICES, INC.
TDC SERVICES, LLC
GENESIS CHOPS I, LLC
GENESIS CHOPS II, LLC
GEL CHOPS GP, LLC
GENESIS ENERGY, LLC
GENESIS MARINE, LLC
MILAM SERVICES, INC.
GEL TEX MARKETING, LLC
GEL LOUISIANA FUELS, LLC
GEL WYOMING, LLC
GENESIS SEKCO, LLC
GEL SEKCO, LLC
GENESIS RAIL SERVICES, LLC
GEL OFFSHORE PIPELINE, LLC
GENESIS OFFSHORE, LLC
GEL OFFSHORE, LLC
GENESIS ODYSSEY, LLC
GEL ODYSSEY, LLC
GENESIS POSEIDON, LLC
GEL POSEIDON, LLC
PRONGHORN RAIL SERVICES, LLC
GENESIS BR, LLC
BR PORT SERVICES, LLC
CASPER EXPRESS PIPELINE, LLC
AP MARINE, LLC
TBP2, LLC
GEL PRCS, LLC
POWDER RIVER EXPRESS, LLC
POWDER RIVER OPERATING, LLC
GEL TEXAS PIPELINE, LLC

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

Exhibit 4.4

GEL CHOPS I, L.P
GEL CHOPS II, L.P.

By:    GEL CHOPS GP, LLC,
its general partner

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer
NEW GUARANTOR

THUNDER BASIN HOLDINGS, LLC
THUNDER BASIN PIPELINE, LLC
ANTELOPE REFINING, LLC
POWDER RIVER CRUDE SERVICES, LLC

By:	/s/ Robert V. Deere

Name:	Robert V. Deere

Title:	Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

Exhibit 4.4

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Steven A. Finklea

Name:	Steven A. Finklea, CCTS

Title:	Vice President

[Signature Page to Second Supplemental Indenture]